UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2015

FIRST WEST VIRGINIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

West Virginia	1-13652	55-6051901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Warwood Avenue , Wheeling, West Virginia	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 218-2400

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of First West Virginia Bancorp, Inc. (the “Company” or “our”) was held on May 12, 2015 for the purpose of considering and voting on the following:

1. To elect eleven (11) directors to the Company’s Board of Directors to serve until the 2016 Annual Meeting of Shareholders.

2. To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers.

3. To ratify the selection of BKD, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.

4. To transact such other business as may lawfully be brought before the meeting.

The total number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 1,718,730 shares of which 1,461,611 shares representing 85.0% were present at the meeting either in person or by proxy. The following is a summary of the final voting results for each proposal presented to our shareholders:

Proposal 1: Our shareholders approved the election of all eleven (11) nominees for director to serve until the 2016 Annual Meeting of Shareholders as set forth below:

	Number of Votes For	Number of Votes Withheld	Abstentions	Broker Non-Votes
Jonathan Bedway	1,074,564	64,774	—	322,273
Nada E. Beneke	1,097,863	41,475	—	322,273
Clyde Campbell	1,089,418	49,920	—	322,273
Rosalie J. Dlesk	1,086,817	52,521	—	322,273
Robert J. Fitzsimmons	1,106,718	32,620	—	322,273
Joseph Menendez	1,100,728	38,610	—	322,273
R. Clark Morton	1,090,773	48,565	—	322,273
Roberta Robinson Olejasz	1,052,238	87,100	—	322,273
William G. Petroplus	1,107,141	32,197	—	322,273
Thomas L. Sable	1,100,416	38,922	—	322,273
Brian L. Schambach	835,325	304,013	—	322,273

Proposal 2: Our shareholders approved the adoption of a non-binding resolution to approve the compensation of the Company’s named executive officers as set forth below:

	Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
Total Shares Voted	1,078,760	24,202	36,376	322,273

Proposal 3: Our shareholders approved the ratification of BKD, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 as set forth below:

	Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
Total Shares Voted	1,451,314	5,114	5,183	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

FIRST WEST VIRGINIA BANCORP, INC.
(Registrant)

/s/ Francie P. Reppy
Francie P. Reppy
Executive Vice President, Chief Administrative Officer and Chief Financial Officer

Date: May 14, 2015